Exhibit 10.4

CONFIDENTIAL TREATMENT REQUESTED. Confidential portions of this document have been redacted and have been separately filed with the Commission.

EXCLUSIVE LICENSE AGREEMENT

BETWEEN

THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

AND

MUSTANG BIO, INC.

FOR

UCLA Case No. * : “Engineered Anti-Prostate Stem Cell Antigen (PSCA) Antibodies
for Cancer Targeting”

AND

UCLA Case No. * : “High Affinity Anti-Prostate Stem Cell Antigen (PSCA)
Antibodies for Cancer Targeting and Detection”

*Confidential material redacted and filed separately with the Commission.

CONFIDENTIAL

EXCLUSIVE LICENSE AGREEMENT

Appendix A

APPENDIX B

APPENDIX C

CONFIDENTIAL

EXCLUSIVE LICENSE AGREEMENT

THIS EXCLUSIVE LICENSE AGREEMENT AND THE ATTACHED APPENDICES A, B, C, AND D (collectively, the “Agreement”) is made and is effective as of March 17, 2017 (the “Effective Date”) between THE REGENTS OF THE UNIVERSITY OF CALIFORNIA (“The Regents”), a California corporation having its corporate offices located at 1111 Franklin Street, Oakland, California 94607-5200, acting through The Technology Development Group of the University of California, Los Angeles, located at 10889 Wilshire Boulevard, Suite 920, Los Angeles, CA 90095-7191, and MUSTANG BIO, INC. (“Licensee”), a Delaware corporation having a principal place of business at 2 Gansevoort, 9th Floor, New York, NY 10014.

RECITALS

WHEREAS, certain invention(s), generally characterized as

1.	UCLA Case No. * : “Engineered Anti-Prostate Stem Cell Antigen (PSCA) Antibodies for Cancer Targeting”; and

2.	UCLA Case No. * : “High Affinity Anti-Prostate Stem Cell Antigen (PSCA) Antibodies for Cancer Targeting and Detection”

(the “Inventions”) were made in the course of research at the University of California, Los Angeles by Anna Wu, Robert E. Reiter, Eric J. Lepin, James D. Marks, and Yu Zhou, (“Inventors”), and are claimed in Regents’ Patent Rights, as defined below;

WHEREAS, the Inventors are employees of The Regents and as such are obligated to assign their right, title and interest in and to the Inventions to The Regents;

WHEREAS, UCLA Case Nos. * and * were developed with United States Government funds, and The Regents has elected title thereto and granted royalty-free nonexclusive licenses to the United States Government on March 6, 2009 and March 5, 2010, respectively, as required under 35 U.S.C. §200-212;

WHEREAS, Licensee is a “small business concern” as defined in 15 U.S.C. §§632; and

WHEREAS, The Regents wishes that Regents’ Patent Rights be developed and utilized to the fullest extent so that the benefits can be enjoyed by the general public.

The parties agree as follows:

1.     DEFINITIONS

1.1	“Affiliate” means any business entity in which Licensee owns or controls, directly or indirectly, at least fifty percent (50%) of the outstanding stock or other voting rights entitled to elect directors. In any country where the local law does not permit foreign equity participation of at least fifty percent (50%), then “Affiliate” means any business entity in which Licensee owns or controls, directly or indirectly, the maximum percentage of outstanding stock or voting rights that is permitted by local law.

*Confidential material redacted and filed separately with the Commission.

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1.2	“BLA” means a biologics license application submitted to the FDA prior to marketing a pharmaceutical product as required under the United States Federal Food, Drug and Cosmetic Act and the regulations promulgated thereunder, or the substantive equivalent of such BLA as required by a given Regulatory Authority outside the United States prior to marketing and selling a pharmaceutical product in such Regulatory Authority’s country.

1.3	“Combination Product” means a product which comprises (a) a Licensed Product (the “Licensed Product Component”), and (b) at least one other pharmacologically active ingredient, which, if administered or used independently of the Licensed Product, would have a therapeutic effect (the “Non-Licensed Product Component”). Combination Products are also Licensed Products and therefore references to Licensed Products in the definitions in this Agreement (such as in the definition of Net Sales, Final Sales, etc.) also refer to Combination Products.

1.4	“Commercialization” has the meaning set forth in Paragraph 6.1 of this Agreement.

1.5	“Commercially Reasonable Efforts” means, with respect to the efforts to be expended pertaining to the commercialization of a Licensed Product, those diligent, reasonable, good faith efforts to accomplish such objective as such party would normally use to accomplish a similar objective under similar circumstances. For the avoidance of doubt, "Commercially Reasonable Efforts" shall not include (a) halting commercialization of, or otherwise shelving, a Licensed Product for the purpose of pursuing another of Licensee's (or Sublicensee's as the case may be) products not covered by Regents' Patent Rights or (b) discontinuing all development, manufacturing, marketing and selling of such Licensed Product for a period of greater than twenty-four (24) months.

1.6	“Covered” means that the use, manufacture, sale, offer for sale, development, commercialization or importation of the subject matter in question by an unlicensed entity would infringe a Valid Claim of a Patent Right; provided that infringement of any Valid Claim of a pending patent application shall be determined as if such Valid Claim were issued or granted.

1.7	“Customer” means any individual or entity that receives Licensed Products or Licensed Methods, provided however, that Licensee or Sublicensee shall be deemed a Customer only if it receives Licensed Products or Licensed Methods that are not intended for further sale, transfer, lease, exchange or other disposition.

1.8	“FDA” means the United States Food and Drug Administration or any successor entity thereto.

1.9	“Field of Use” *.

1.10	“Final Sale” means any sale, transfer, lease, exchange or other disposition or provision of a Licensed Product and/or a Licensed Method to a Customer by Licensee or a Sublicensee. A Final Sale will be deemed to have occurred upon the earliest to occur of the following (as applicable): (a) the transfer of title to such Licensed Product and/or Licensed Method to a Customer, (b) the shipment of such Licensed Product to a Customer, (c) the provision of a Licensed Method to a Customer, (d) the provision of an invoice for such Licensed Product or Licensed Method to a Customer, or (e) payment by the Customer for Licensed Products or Licensed Methods. Exchange of Licensed Products between Licensee and a Sublicensee is not a Final Sale if the Licensed Product is intended for further sale, transfer, lease, exchange or other disposition, in which case the Final Sale will be deemed to have occurred upon sale, transfer, lease, exchange or other disposition or provision of Licensed Product by Licensee or Sublicensee to a Customer. In addition, none of the following shall constitute a Final Sale (and no royalty shall be owing hereunder with respect to any of the following): (x) transfer by Licensee or a Sublicensee of Licensed Product at no cost solely for use in, or for purposes of, a clinical study, clinical trial, or as a free sample in product promotion; and (y) use by Licensee, its Affiliates or Sublicensees of Product for their internal research purposes.

*Confidential material redacted and filed separately with the Commission.

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1.11	“First Commercial Sale” means the first sale of any Licensed Product by Licensee or a Sublicensee, following approval of its marketing by the appropriate governmental agency for the country in which the sale is to be made. When governmental approval is not required, “First Commercial Sale” means the first sale in that country.

1.12	“IND” means an investigational new drug application submitted to the FDA prior to the commencement of human clinical testing of a pharmaceutical product as required under the United States Federal Food, Drug and Cosmetic Act and the regulations promulgated thereunder, or the substantive equivalent of such IND application as required by a given Regulatory Authority outside the United States prior to commencing clinical testing of a pharmaceutical product in human subjects in such Regulatory Authority’s country.

1.13	“Joint Venture” means any separate entity established pursuant to an agreement between a third party and Licensee and/or a Sublicensee, in which the separate entity manufactures, uses, purchases, sells or acquires Licensed Products from Licensee or a Sublicensee.

1.14	“Licensed Method” means any process, service, or method Covered by a Valid Claim within Regents’ Patent Rights or whose use or practice would, absent the license granted under this Agreement, constitute an infringement, inducement of infringement or contributory infringement of any Valid Claim within Regents’ Patent Rights.

1.15	“Licensed Product” means any article, composition, apparatus, substance, chemical, or any other material Covered by a Valid Claim within Regents’ Patent Rights or whose manufacture, import use, offer for sale, or sale would, absent the license granted under this Agreement, constitute an infringement, inducement of infringement or contributory infringement of any Valid Claim within Regents’ Patent Rights, or any service, article, composition, apparatus, chemical, substance or any other material made, used or sold by or utilizing or practicing a Licensed Method. This definition of Licensed Product also includes a service either used by Licensee or a Sublicensee or provided by Licensee or a Sublicensee to a Customer when such service requires the use of Licensed Product or performance of a Licensed Method.

1.16	“Minimum Annual Royalty” has the meaning set forth in Paragraph 5.3 of this Agreement.

1.17	“NDA” means a new drug application submitted to the FDA prior to marketing a pharmaceutical product as required under the United States Federal Food, Drug and Cosmetic Act and the regulations promulgated thereunder, or the substantive equivalent of such NDA as required by a given Regulatory Authority outside the United States prior to marketing and selling a pharmaceutical product in such Regulatory Authority’s country.

1.18	“Net Sales” means the total of the gross amount invoiced or otherwise charged (whether consisting of cash or any other forms of consideration) for all Final Sales, less the following deductions (to the extent included in and not already deducted from the gross amount invoiced or otherwise charged) to the extent reasonable and customary: (i) cash, trade or quantity discounts actually granted to Customers; (ii) sales, use, tariff, import/export duties or other excise taxes imposed on particular sales, and value added taxes (“VAT”) to the extent that such VAT is incurred and not reimbursed, refunded, or credited under a tax authority; (iii) bad debts actually written off, as applied on a consistent basis; (iv) shipping, handling, freight, postage, insurance and transportation charges; (v) administrative fees paid to group purchasing organizations (e.g., Medicare) and government-mandated rebates; and (vi) sales returns, allowances or credits to Customers because of rejections or returns. Income taxes are not an allowed deduction under Net Sales. If Licensee, a Sublicensee, development partner or Joint Venture is a Customer, then Licensee will pay royalties on Net Sales based on the total gross amount normally charged to other Customers in arm’s length transactions.

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If the Licensed Product or Licensed Method is a component of a Combination Product, such Combination Product is deemed to be the Licensed Product for purposes of this Agreement.

Likewise, if Licensee or a Sublicensee receives a Licensed Product for incorporation into another product intended for sale, transfer, lease or other disposition, then, for the purposes of this Agreement, the Licensed Product is such product intended for sale, transfer, lease, or other disposition by Licensee or a Sublicensee, and such product intended for sale, transfer, lease, or other disposition by Licensee or a Sublicensee is also a Combination Product for purposes of this Agreement.

With respect to Combination Products, Net Sales means the gross amount invoiced or otherwise charged for the Final Sale by Licensee (or Sublicensee as the case may be) of such Combination Product, multiplied by a proration factor. This proration factor shall be determined as follows:

1.18a	If the Licensed Product Component(s) and the Non-Licensed Product Component(s) were both sold separately from each other during one or more of the immediately preceding ten (10) years, the proration factor shall be determined by the formula [A/(A+B)], where A is the average over the past ten years of the gross selling price of the Licensed Product Component sold separately and B is the average over the past ten years of the gross selling price of the Non-Licensed Product Component(s);

1.18b	If the Licensed Product Component(s) and the Non-Licensed Product Component(s) were not both sold separately from each other during one or more of the immediately preceding ten (10) years but the Licensed Product Component was sold separately during one or more of the immediately preceding ten (10) years, the proration factor shall be determined by the formula A/C, where A is the average over the past ten (10) years of the gross selling price of the Licensed Product Component sold separately, and C is the invoice price of the Combination Product.

1.18c	If neither 1.18a or 1.18b applies, then the proration factor shall be determined in a consistent and equitable manner that reflects the contribution of the Licensed Product Component to the payments received from Net Sales of the Combination Product as the parties shall in good faith negotiate and agree.

With respect to 1.18(a)-(c) above, in no case will the proration factor in 1.18(a)-(c) above be less than one half (0.5).

1.19	“Patent Action” means the preparation, filing, prosecution and maintenance of patent applications and patents in Regents’ Patent Rights. Prosecution includes, but is not limited to, reexaminations, interferences, oppositions, and any other ex parte or inter partes matters originating in a patent office.

1.20	“Patent Costs” means all documented out-of-pocket costs incurred by The Regents for Patent Actions.

1.21	“Phase I Clinical Trial” means any human clinical trial that has as its principal purpose, and that is reasonably constituted to achieve, a preliminary determination of safety in human subjects, as required under the United States Federal Food, Drug and Cosmetic Act and the regulations promulgated thereunder, or the substantive equivalent of such Phase I Clinical Trial as required by a given Regulatory Authority outside the United States prior to marketing and selling a Licensed Product in such Regulatory Authority’s country.

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1.22	“Phase II Clinical Trial” means any human clinical trial that has as its principal purpose, and that is reasonably constituted to achieve, a preliminary evaluation of clinical efficacy and safety, and/or to obtain an indication of the dosage regimen in human subjects, as required under the United States Federal Food, Drug and Cosmetic Act and the regulations promulgated thereunder, or the substantive equivalent of such Phase II Clinical Trial as required by a given Regulatory Authority outside the United States prior to marketing and selling a Licensed Product in such Regulatory Authority’s country.

1.23	“Phase III Clinical Trial” means any human clinical trial that has as its principal purpose, and that is reasonably constituted to achieve, establishing safety and efficacy in human subjects, as required under the United States Federal Food, Drug and Cosmetic Act and the regulations promulgated thereunder, or the substantive equivalent of such Phase III Clinical Trial as required by a given Regulatory Authority outside the United States prior to marketing and selling a Licensed Product in such Regulatory Authority’s country.

1.24	“Regents’ Patent Rights” means The Regents’ interest in any of the patent applications and patents listed in Appendix A (REGENTS’ PATENT RIGHTS) attached to this Agreement and assigned to The Regents (UCLA Case Nos. * and * ); any continuing applications thereof including divisions; but excluding continuations-in-part except to the extent of claims entirely supported in the specification and entitled to the priority date of the parent application; any patents issuing on these applications including reissues, substitutions, and patent extensions; and any corresponding foreign patents, patent applications and supplemental protection certificates; all of which will be automatically incorporated in and added to Appendix A and made a part of this Agreement.

1.25	“Regulatory Authority” means the FDA or its counterpart in Canada, Australia, Japan, the United Kingdom or any country within the European Union.

1.26	“Side Deal” means an arrangement, understanding, agreement, or transaction (collectively “Deals”) between the Licensee and a third party Sublicensee and/or its affiliates, which Deal is not a Sublicense.

1.27	“Sublicensee” means any person or entity (including any Affiliate or Joint Venture) to which any of the rights granted to Licensee hereunder are sublicensed.

1.28	“Sublicensing Income” means income received by Licensee in consideration for a Sublicense or other agreement providing the right to negotiate or obtain a Sublicense. Sublicensing Income includes income received from Sublicensees in consideration for the sublicensed Regents’ Patent Rights in the form of e.g. license issue fees, milestone payments, and certain other payments but specifically excludes: (a) royalties on the sale or distribution of Licensed Products or the practice of Licensed Methods; and (b) income received by Licensee as payment or reimbursement for research or development costs at fair market value applied to the licensed Invention and conducted by or for Licensee, including costs of materials, equipment or clinical testing.

1.29	“Territory” means the jurisdictions where Regents’ Patent Rights exist.

1.30	“Valid Claim” means (i) a claim of an issued patent that has not expired or been held unenforceable or invalid by a final judgment or decision of a court or other government agency of competent jurisdiction from which no appeal has been or can be taken, and which has not been admitted to be invalid or unenforceable through reissue, disclaimer or the like, or (ii) a claim of a pending patent application that has not been abandoned or finally rejected without the possibility of appeal or re-filing. For purposes of clarity, both (i) and (ii) are Valid Claims for purposes of this Agreement.

*Confidential material redacted and filed separately with the Commission.

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2.    GRANT

2.1	Subject to the limitations set forth in this Agreement, The Regents hereby grants to Licensee, and Licensee hereby accepts an exclusive (even as to The Regents, subject to Paragraph 2.3) license (with rights to sublicense as further described in Paragraph 3.1) (the “License”) under Regents’ Patent Rights, in jurisdictions where Regents’ Patent Rights exist, to make, have made, use, sell, offer for sale and import Licensed Products and to practice Licensed Methods in the Field of Use to the extent permitted by law. Licensee will not make, use, have made, sell, offer for sale, or import Licensed Products or practice Licensed Methods outside the Field of Use. For the avoidance of doubt, Affiliates and Joint Ventures have no rights hereunder unless granted a Sublicense.

2.2	The License is subject to all the applicable provisions of any license to the United States Government executed by The Regents and is subject to any overriding obligations to the United States Federal Government under 35 U.S.C. §§200-212, applicable governmental implementing regulations, and the U.S. Government sponsored research agreement or other guidelines.

2.3	The Regents expressly reserves the right to: (a) use Regents’ Patent Rights and associated technology for educational and research purposes, clinical research, (b) publicly disclose research results, (c) use Regents’ Patent Rights and associated technology to offer and perform clinical diagnostic and prognostic services, and (d) allow other non-profit institutions to use Regents’ Patent Rights and associated technology for the same purposes as all of the foregoing.

If Licensee files a claim including in any way the assertion that any portion of Regents’ Patent Rights is invalid or unenforceable where the filing is by Licensee, a third party on behalf of Licensee, or a third party at the written urging of, or with the deliberate assistance of, the Licensee, then, if such challenge fails, the royalty rate due hereunder will immediately double with no further notice from The Regents (any such action, a “Patent Challenge”). The Parties agree, however, that, notwithstanding the foregoing, the following actions or filings shall not constitute a Patent Challenge for purposes of this Agreement: (i) arguments and comments made by or on behalf of Licensee, any Affiliate thereof, or any Sublicensee in its usual course of business with respect to prosecution of Licensee’s, its Affiliates’, or any Sublicensees’ patents or patent applications in response to communications from patent offices or Regulatory Authorities, provided that such arguments and comments are primarily directed at differentiating Licensee’s, its Affiliates’, or any Sublicensees’ patents or patent applications as patentably distinct from the Regents’ Patent Rights and not primarily aimed at questioning or contesting the validity, enforceability, patentability, priority of invention or other claim to priority, or patent term adjustment of the Regents’ Patent Rights; (ii) arguments and comments made by Licensee, any Affiliate thereof, or any Sublicensee in legal proceedings in defense of Licensee’s, its Affiliates’, or any Sublicensees’ patents or patent applications, but only if an opposing party uses Regents’ Patent Rights to challenge the validity or enforceability of the defended patents or patent applications of Licensee, any Affiliate thereof, or any Sublicensee, provided that such arguments and comments are primarily directed at differentiating Licensee’s, its Affiliates’, or Sublicensees’ patents or patent applications as patentably distinct from the Regents’ Patent Rights and not primarily aimed at questioning or contesting the validity, enforceability, patentability, priority of invention or other claim to priority, or patent term adjustment of the Regents’ Patent Rights; (iii) any defenses, counterclaims, or countersuits brought by a Sublicensee in response to a legal proceeding filed by or on behalf of Licensor or any licensee, sublicensee, or transferee thereof with respect to any Regents’ Patent Rights against such Sublicensee with respect to an alleged or actual infringement of Regents’ Patent Rights by such Sublicensee with respect to a product or service, other than a Product, not intended for use in the Field (or the use or manufacture thereof) and where such Sublicensee does not expressly question or contest the validity or enforceability of the Regents’ Patent Rights with respect to any Product or any other product or service intended for use in the Field (or the use or manufacture thereof) (i.e., if such Sublicensee expressly contests the validity or enforceability of the Regents’ Patent Rights with respect to any Product or other product or service intended for use in the Field (or the use or manufacture thereof) ; (iv) if a non-Affiliate third party Sublicensee withdraws, files a dismissal with prejudice, or takes any action having similar effect, with respect to any action or proceeding commenced by such Sublicensee in any patent office, Governmental Authority, or court in which it challenged the validity or enforceability of any Regents’ Patent Rights within  thirty (30) days after the initial filing of such action or proceeding, and delivers a copy of such withdrawal or dismissal with prejudice, or reasonable documentary evidence of any similar action having similar effect, to The Regents within such thirty  (30) day period; or (v) any interference, opposition, re-examination or similar proceeding or any other legal proceeding with a patent office, Regulatory Authority, or any court in which one or more claims or allegations challenges the validity or enforceability of any Regents’ Patent Rights to the extent the party instituting, maintaining, or furthering such action or proceeding is only actively engaged in the initiation, maintenance, or furthering thereof prior to the date on which such party became an Affiliate of Licensee or Sublicensee, provided, that such Affiliate files a dismissal with prejudice, or takes any action having similar effect, with respect to such action or proceeding commenced by such Affiliate within thirty (30) days after becoming an Affiliate of Licensee, and delivers a copy of such withdrawal or dismissal with prejudice, or reasonable documentary evidence of any similar action having similar effect, to The Regents within such thirty (30) day period.

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3.    SUBLICENSES

3.1	The Regents hereby grants to Licensee the right to sublicense the rights granted to Licensee hereunder (“Sublicenses”), and Licensee hereby accepts such right. All Sublicenses will: (i) be issued in writing, (ii) include an express prohibition against issuing further sublicenses under any or all of Regents’ Patent Rights and (iii) to the extent applicable include all of the rights of The Regents and require the performance of obligations due to The Regents (and, if applicable, the U.S. Government under 35 U.S. C. §§201-212) contained in this Agreement. For the purposes of this Agreement, and solely as between Licensee and The Regents hereunder, operations of Sublicensees performed under the purview of their applicable Sublicenses are deemed to be the operations of Licensee, for which Licensee is responsible.

3.2	Licensee must pay to The Regents a percentage of all Sublicensing Income according to the following:

3.2a	* Percent ( * %) of any Sublicensing Income received under a Sublicense executed prior to the *;

3.2b	* Percent ( * %) of any Sublicensing Income received under a Sublicense executed after the *; and

3.2c	* Percent ( * %) of any Sublicensing Income received under a Sublicense executed after the *.

Licensee must pay such Sublicensing Income to The Regents on or before the following dates:

•	February 28 (for Sublicensing Income received by Licensee on or before the last day of the calendar quarter ending December 31 of the prior year);
•	May 31 (for Sublicensing Income received by Licensee on or before the last day of the calendar quarter ending March 31);
•	August 31 (for Sublicensing Income received by Licensee on or before the last day of the calendar quarter ending June 30); and

*Confidential material redacted and filed separately with the Commission.

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•	November 30 (for Sublicensing Income received by Licensee on or before the last day of the calendar quarter ending September 30).

3.3	On Net Sales of Licensed Products sold or disposed of by a Sublicensee, Licensee must pay to The Regents an earned royalty in accordance with Article 5 (ROYALTIES) as if these were Licensee’s Net Sales. Any royalties received by Licensee in excess of royalties due to The Regents under this Paragraph 3.3 belong to Licensee.

3.4	Licensee must provide to The Regents a copy of each Sublicense within thirty (30) days of execution and is prohibited from entering into any Side Deal with a third party where such Side Deal intentionally dilutes, diverts, conceals or misrepresents the amount of consideration paid to the Licensee in consideration for a Sublicense.

3.5	Licensee will require that each Sublicensee provide Licensee with reports that are sufficiently detailed to establish all amounts due to The Regents under this Agreement. Licensee will provide a copy of all such information submitted to Licensee by Sublicensees relevant to the computation of the payments due to The Regents under this Agreement within thirty (30) days after receipt of such information from such Sublicensee.

3.6	Upon the termination of this Agreement, each agreement containing a Sublicense (a “Sublicense Agreement”) which provides for its survival upon such termination shall survive termination, with The Regents as the Sublicensee’s direct licensor, provided that:

3.6a	the respective Sublicensee is not in material breach of its Sublicense Agreement, or if then in such breach, cures such breach in accordance with the Sublicense Agreement;

3.6b	such Sublicensee's payment obligations with respect to its exercise of its surviving rights to the Regents’ Patent Rights (but not with respect to its exercise or enjoyment of any other rights or assets) shall be the corresponding payment obligations set forth in this Agreement;

3.6c	such Sublicensee delivers to The Regents, within ninety (90) days after termination of this Agreement, a license agreement, executed by such Sublicensee and proposed thereby for execution by the Regents, that (a) is consistent with the terms and conditions set forth in this Agreement with respect to The Regents’ Patent Rights, as reasonably modified to be no greater in scope than the scope of the Sublicense granted to Sublicensee with respect to territory, duration/term of the Sublicense, Licensed Products, Field of Use, etc. (e.g. if the Sublicensee's Sublicense, as in effect immediately prior to such termination, included rights and obligations only with respect to a particular Licensed Product, country in the Territory, and/or indication, the license agreement shall only include rights and obligations with respect to such a particular Licensed Product, country in the Territory, and/or indication) (such a license agreement, a "New License Agreement"), provided that (x) such New License Agreement shall not impose any obligations on such Sublicensee in excess of those obligations of Licensee under this Agreement corresponding to such Sublicensee's rights to The Regents’ Patent Rights, and The Regents shall not be entitled to impose any additional obligations on such Sublicensee as a condition to The Regents’ execution of a New License Agreement therewith; and (y) The Regents shall not have any obligations or duties to such Sublicensee in excess of those obligations or duties corresponding to, and consistent with, those of The Regents set forth in this Agreement with respect to the applicable rights of such Sublicensee to the Regents’ Patent Rights;

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3.6d	the rights of The Regents under the New License Agreement(s) will not be less than the rights of The Regents under this Agreement, including all financial consideration and other rights of The Regents, and the duties of The Regents under the New License Agreement(s) will not be greater than the duties of The Regents under this Agreement; and

3.6e	The Regents shall promptly execute any New License Agreement, provided that all of the conditions thereto for the benefit of The Regents in Paragraphs (3.6a) - (3.6d) above have been materially satisfied.

Prior to any such assignment, Licensee will furnish to The Regents the completed licensee contact information form attached hereto as “APPENDIX C” and incorporated herein by this reference.

4.    FEES

4.1	Licensee will pay to The Regents a license issue fee of Two Hundred Thousand Dollars ($200,000.00) within thirty (30) days after the Effective Date. This fee is non-refundable and is not an advance against royalties.

4.2	For each Licensed Product reaching the milestones indicated below, Licensee must make the following payments (“Milestone Payments”) to The Regents within thirty (30) days of reaching such milestone. For purposes of clarity such Milestone Payments are due from Licensee irrespective of whether the associated milestone listed below was reached by Licensee itself or a third party acting on Licensee’s behalf or by a Sublicensee, Joint Venture or Affiliate. Each of the Milestone Payments listed below is payable only one time, regardless of the number of times a milestone is achieved:

4.2a	* Dollars ($ * ) upon *;

4.2b	* Dollars ($ * ) upon *;

4.2c	* Dollars ($ *) upon *;

4.2d	* Dollars ($ * ) upon *;

4.2e	* Dollars ($ * ) upon *;

4.2f	* Dollars ($ * ) upon *;

4.2g	* Dollars ($ * ) upon *.

4.3	Licensee must pay to The Regents the license maintenance fee (“License Maintenance Fee”) set forth below beginning on the one-year anniversary date of the Effective Date of this Agreement and continuing annually on each anniversary date of the Effective Date.

Anniversary Date of the Agreement Effective Date	License Maintenance Fee

* and *	* Dollars ($ * )
* and *	* Dollars ($ * )
* and each subsequent anniversary date	* Dollars ($ * )

Includes confidential material redacted in the publicly-filed copy of the Agreement.

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The maintenance fee will not be due and payable on any anniversary date of the Effective Date if on that date Licensee is commercially selling a Licensed Product and paying an earned royalty to The Regents on the sales of that Licensed Product. The license maintenance fees are non-refundable and are not an advance against royalties.

5.    ROYALTIES

5.1	Licensee must pay to The Regents an earned royalty at the rate of * percent ( * %) of Net Sales for Net Sales less than * US Dollars ($ * ) for each calendar year and * percent ( * %) of Net Sales that exceed * US Dollars ($ * ) for the same calendar year (“Earned Royalty”). This Earned Royalty will accrue for the duration of this Agreement.

5.2	Licensee must pay Earned Royalties owed to The Regents on a quarterly basis. Licensee must pay such Earned Royalties on or before the following dates:

•	February 28 (for any Final Sales that took place on or before the last day of the calendar quarter ending December 31 of the prior year);
•	May 31 (for any Final Sales that took place on or before the last day of the calendar quarter ending March 31);
•	August 31 (for any Final Sales that took place on or before the last day of the calendar quarter ending June 30); and
•	November 30 (for any Final Sales that took place on or before the last day of the calendar quarter ending September 30).

5.3	Licensee must pay to The Regents the following minimum annual royalties (referred to below as “Minimum Annual Royalty”) during each of the following calendar years (measured relative to the calendar year in which there was a First Commercial Sale, and referred to below as “Calendar Years after FCS”) for the life of this Agreement:

Calendar Years after FCS	Minimum Annual Royalty

*	* Dollars ($ * )
* and *	* Dollars ($ * )
* and *	* Dollars ($ * )

Licensee must pay the Minimum Annual Royalty for a given Calendar Year after FCS to The Regents on or before February 28 of such Calendar Year after FCS. The Minimum Annual Royalty for a given Calendar Year after FCS will be credited against the Earned Royalty due and owing with respect to Net Sales made during the calendar year in which such Minimum Annual Royalty was paid. By way of example, if FCS took place on February 1, 2008, the first Calendar Year After FCS would be 2009 and the Minimum Annual Royalty would be due on or before February 28, 2009.

5.4	All monies due The Regents must be paid in United States funds. With respect to sales of Licensed Products in a currency other than United States Dollars, the royalties due The Regents will first be determined in the foreign currency of the country in which the Licensed Products were sold and, second, converted into equivalent United States Funds by using the applicable conversion rates for buying and selling United States dollars for such foreign currency as published by Reuters on the final business day of the quarter in which such sales were made.

*Confidential material redacted and filed separately with the Commission.

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5.5	Any tax for the account of The Regents required to be withheld by Licensee under the laws of any foreign country must be promptly paid by Licensee for and on behalf of The Regents to the appropriate governmental authority. Licensee will use its best efforts to furnish The Regents with proof of payment of any tax. Licensee is responsible for all bank transfer charges. All payments made by Licensee in fulfilment of The Regents’ tax liability in any particular country will be credited against fees or royalties due The Regents for that country.

5.6	If at any time legal restrictions prevent the acquisition or prompt remittance of United States Dollars by Licensee with respect to any country where a Licensed Product is sold, Licensee shall pay royalties due to The Regents from Licensee’s other sources of United States Dollars.

5.7	If any patent or any claim included in Regents’ Patent Rights is held invalid or unenforceable in a final decision by a court of competent jurisdiction from which no appeal has or can be taken, all obligation to pay royalties based on that patent or claim or any claim patentably indistinct from it will cease as of the date of that final decision. Licensee will not, however, be relieved from paying any royalties that accrued before that decision or that is based on another patent or claim not involved in that decision.

5.8	No royalties will be collected or paid on Licensed Products sold to the United States Federal Government or any agency of the United States Government. Licensee and its Sublicensee will reduce the amount charged for Licensed Products distributed to the United States Government by the amount of the royalty.

5.9	For the avoidance of doubt, in no event will the provisions of this Paragraph 5.9 apply to Net Sales subject to reduction for Combination Product. If (a) a Licensed Product is Covered by a claim of any patent(s) or patent application(s) owned, licensed, or controlled by a non-Affiliate third party (other than The Regents) in the Territory, and Licensee, an Affiliate thereof, or any Sublicensee licenses such patent(s) or patent application(s); or (b) Licensee, an Affiliate thereof, or any Sublicensee reasonably determines that it is necessary or advisable to obtain a license to any patent(s) or patent application(s) owned, licensed, or controlled by a non-Affiliate third party (other than The Regents) in order to minimize, mitigate, or avoid the risk of infringement-related litigation with respect to the manufacture, use, Commercialization or development of a Licensed Product in the Territory (“Third Party Royalty”), then Licensee shall be entitled to deduct * percent ( * %) of the consideration actually paid to any such non-Affiliate third party for any such rights in a particular country from any payments due to The Regents under Section 5.3 of this Agreement, provided that:

(i)	Prior to giving effect to the reduction contemplated by this Paragraph 5.9, the sum of such Third Party Royalty rate and the Earned Royalty rate set forth in Paragraph 5.1 is equal to, or greater than, * percent ( * %);

(ii)	On an ongoing basis and prior to reduction of any Earned Royalty due The Regents under this Agreement for a given calendar quarter, Licensee first provides written evidence to The Regents of Licensee’s royalty obligations to such non-Affiliate third party for such calendar quarter demonstrating that such royalty obligation is in consideration for patent rights owned or controlled by such non-Affiliate third party without a license to which Licensee would infringe such non-Affiliate third party patent rights in the manufacture, use, import, offer for sale, or sale of a Licensed Product; and

(iii)	Amounts payable will not be reduced, with respect to any calendar quarter, below * percent ( *%) of the amounts otherwise due to The Regents with respect to such calendar quarter without such offset.

*Confidential material redacted and filed separately with the Commission.

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6.    DILIGENCE

6.1	Upon execution of this Agreement, Licensee must use Commercially Reasonable Efforts to earnestly and diligently (a) develop Licensed Products and Licensed Methods; (b) bring to market Licensed Products and Licensed Methods; and (c) manufacture and sell Licensed Products and Licensed Methods in quantities sufficient to meet the market demands for them (all of the foregoing collectively “Commercialization”). For purposes of clarity, the requirements under the foregoing subsection (b) and (c) shall continue to apply after a First Commercial Sale. The Regents agrees that the activities of Sublicensees and contractors with respect to Licensed Products shall be deemed to be performance by Licensee of its diligence obligations.

6.2	The Regents has the right and option to either terminate this Agreement or reduce Licensee’s exclusive license to a nonexclusive license if Licensee fails to perform any of the terms in Paragraph 6.1 or this Paragraph 6.2. This right, if exercised by The Regents, supersedes the rights granted in Article 2 (GRANT).

6.2a	Licensee will enroll first patient in a * Clinical Trial for a Licensed Product or Licensed Method within * ( * ) years of the Effective Date.

6.2b	Licensee will enroll first patient in a * Clinical Trial for a Licensed Product or Licensed Method within * ( * ) years of the Effective Date.

6.2c	Licensee will enroll first patient in a * Clinical Trial for a Licensed Product or Licensed Method within * ( * ) years of the Effective Date.

6.2d	Licensee will obtain approval to * or * from a Regulatory Authority within * ( * ) years of the Effective Date.

6.3	Without limiting Licensee’s obligations under Paragraphs 6.1 and 6.2 of this Agreement, Licensee has the sole discretion for making all decisions as to how to Commercialize any Licensed Product.

7.      PATENT FILING, PROSECUTION AND MAINTENANCE

7.1	Patent Prosecution

7.1a	Regents’ Patent Rights will be held in the name of The Regents and obtained with counsel of The Regents’ choice. The Regents shall control all Patent Actions and all decisions with respect to Patent Actions and will reasonably consider any comments or suggestions by Licensee with respect to Patent Actions. The Regents is entitled to take action to preserve rights and minimize costs whether or not Licensee has commented, and will use reasonable efforts to file, prosecute and maintain Regents’ Patent Rights and to not allow any Regents’ Patent Rights for which Licensee is licensed and is underwriting the costs of to lapse or become abandoned without Licensee’s written authorization under this Article 7, except for the filing of continuations, divisionals, or the like that substitute for the lapsed application. The Regents shall have no requirement to file, prosecute, or maintain Regents’ Patent Rights if Licensee is more than * ( * ) days overdue to pay at least * dollars ($ * ) in invoiced Patent Cost obligations as set forth in this Article 7 and does not cure such breach.

*Confidential material redacted and filed separately with the Commission.

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7.1b	The Regents will (a) furnish the Licensee with copies of all correspondence relating to the Regents’ Patent Rights from the United States Patent and Trademark Office (USPTO) and any other patent office, as well as copies of all proposed responses to such correspondence in time for Licensee to review and comment on such response; (b) give Licensee an opportunity to review the text of each patent application relating to Regents’ Patent Rights before filing; (c) consult with Licensee with respect thereto; and (d) supply Licensee with a copy of the application as filed, together with notice of its filing date and serial number. The Regents shall give Licensee the opportunity to provide comments on and make requests of The Regents concerning the preparation, filing, prosecution, protection and maintenance of the Regents’ Patent Rights, and shall reasonably consider such comments and requests.

7.1c	Licensee has the right to request Patent Actions via a written request to The Regents ninety (90) days prior to the deadline set by the patent office in the territory such Patent Action is to take place in (a “Patent Prosecution Request”). The absence of a given Patent Prosecution Request by such deadline will be considered an election not to secure the patent rights associated with the specific phase of patent prosecution in such territory (“Abandoned Patent Rights”), and such Abandoned Patent Rights will not be part of Regents’ Patent Rights and therefore not subject to this Agreement, and Licensee will have no further rights or license to them. The Regents will have the right to file patent applications at its own expense in any territory with respect to Abandoned Rights.

7.2	Past Patent Costs

Licensee will bear all Patent Costs incurred prior to the term of this Agreement of approximately * Dollars ($ * ) (“Past Patent Costs”). Licensee must send payment for such Past Patent Costs to The Regents within thirty (30) days of Licensee’s receipt of an invoice for these costs.

7.3	Ongoing Patent Costs

Licensee will bear all Patent Costs incurred during the term of this Agreement (“Ongoing Patent Costs”) and shall pay in advance The Regents’ patent counsel’s estimated costs for undertaking a Patent Action, which estimates The Regents will share with Licensee, before The Regents authorizes its patent counsel to proceed (“Advanced Payment”). Fees and expenses that are due to incidentals (for example photocopy charges or long distance phone charges) are not included within such estimate unless expressly so stated, nor is Licensee’s interaction with The Regents’ counsel such as by phone calls, e-mails, and in person meetings. The absence of this Advanced Payment will be considered an election not to secure the patent rights associated with the specific phase of patent prosecution in such territory, and such patent application(s) and patent(s) will not be part of Regents’ Patent Rights and therefore not subject to this Agreement, and Licensee will have no further rights or license to them.

7.4	Termination of Patent Prosecution by Licensee

7.4a	Licensee may terminate its obligations with respect to any or all of Regents’ Patent Rights by providing written notice to The Regents (“Patent Termination Notice”). Termination of Licensee’s obligations with respect to such patent application or patent will be effective three (3) months after receipt of such Patent Termination Notice by The Regents. The Regents will use reasonable efforts to curtail Patent Costs chargeable to Licensee under this Agreement after this Patent Termination Notice is received by The Regents. The Regents may continue prosecution or maintenance of these application(s) or patent(s) at its sole discretion and expense, and such application(s) and patent(s) will not be part of Regents’ Patent Rights and therefore not subject to this Agreement, and Licensee will have no rights or license to them.

*Confidential material redacted and filed separately with the Commission.

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7.5	Patent Extensions

7.5a	Licensee will apply for an extension of the term of any patent included within The Regents’ Patent Rights, if appropriate in Licensee’s reasonable discretion after discussion with The Regents, under the Drug Price Competition and Patent Term Restoration Act of 1984 and/or European, Japanese and other foreign counterparts. Licensee shall prepare all documents, and The Regents agrees to execute the documents and to take additional action as Licensee reasonably requests in connection therewith. Licensee will be liable for all documented out-of-pocket costs relating to such application.

7.5b	If either party (in the case of The Regents, the licensing officer responsible for administration of this Agreement) receives notice pertaining to the infringement or potential infringement of any issued patent included with Regents’ Patent Rights under the Drug Price Competition and Patent Term Restoration Act of 1984 (and/or foreign counterparts of this law) then that party shall within ten (10) days notify the other party after receipt of such notice of infringement.

8.    PATENT INFRINGEMENT

8.1	In the event that The Regents (to the extent of the actual knowledge of the licensing professional responsible for the administration of this Agreement) or Licensee learns of infringement of any Regents’ Patent Rights licensed under this Agreement, the knowledgeable party will provide the other with (i) written notice of such infringement and (ii) evidence of such infringement available to it (the “Infringement Notice”). During the period in which, and in the jurisdiction where, Licensee has exclusive rights under this Agreement, except as set forth below, neither The Regents nor Licensee will notify a third party (including the infringer) of infringement or put such third party on notice of the existence of any Regents’ Patent Rights without first meeting, either in-person or by teleconference, within fifteen (15) business days of receipt of the respective Infringement Notice to discuss a reasonable plan of action (the “Infringement Meeting”). Notwithstanding the foregoing, in the event the Infringement Meeting does not occur within fifteen (15) business days following the date of receipt of the respective Infringement Notice, (a) Licensee shall be permitted to notify third parties (including the infringer) of such infringement and/or put such third party on notice of the existence of any Regents’ Patent Rights, and (b) if Licensee provides any such notice to a third party within thirty (30) days following the date of the respective Infringement Notice, Licensee shall notify The Regents of the same at or prior to the time Licensee provides such notice to a third party. If, before the earlier of the Infringement Meeting or the expiration of the above-mentioned fifteen (15) business day period, Licensee puts such infringer on notice of the existence of any Regents’ Patent Rights with respect to such infringement without first obtaining the written consent of The Regents and if a declaratory judgment action is filed by such infringer against The Regents, then Licensee’s right to initiate a suit against such infringer for infringement under Paragraph 8.2 below will terminate immediately without the obligation of The Regents to provide notice to Licensee. Both The Regents and Licensee will use their diligent efforts to cooperate with each other to terminate such infringement without litigation.

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8.2	Licensee shall have the exclusive, first and primary right, but not the obligation, to institute suit, prosecute and control any action or proceeding with respect to such infringement against the infringer, provided that (i) Licensee shall not institute a suit against the infringer with respect to such infringement prior to the respective Infringement Meeting unless such Infringement Meeting does not occur within fifteen (15) business days following the date of the respective Infringement Notice, and (ii) Licensee shall provide ten (10) days’ prior written notice to The Regents if it is going to institute such a suit within thirty (30) days following the date of the respective Infringement Notice. Subject to Article 8.6, Licensee shall be free to enter into a settlement, consent judgment, or other voluntary disposition with respect to any such action. The Regents may voluntarily join such suit at its own expense, but may not thereafter commence suit against the infringer for the acts of infringement that are the subject of Licensee’s suit or any judgment rendered in the suit. Licensee may not join The Regents in a suit initiated by Licensee without The Regents’ prior written consent, such consent subject to the approval of the UC Board of Regents. The Regents will support any such request made to the UC Board of Regents, and will make best efforts to ensure a prompt response to such request.. If The Regents is joined in any litigation instituted by Licensee, then Licensee will pay any documented costs incurred by The Regents arising out of such suit, including but not limited to, any legal fees of counsel that The Regents selects and retains to represent it in the suit.

8.3	If, within one eighty (180) days following the date the Infringement Notice is received, infringing activity of potential commercial significance by the infringer has not been abated and if Licensee has not brought suit against the infringer or taken other legal action to abate such infringement, then The Regents may institute suit for patent infringement against the infringer. If The Regents institutes such suit, then Licensee may not join such suit without The Regents’ consent and may not thereafter commence suit against the infringer for acts of infringement that are subject to The Regents’ suit or any judgment rendered in that suit. The Regents shall not join Licensee in a suit initiated by The Regents’ without Licensee’s prior written consent.

8.4	Any recovery or settlement received in connection with any suit will first be shared by The Regents and Licensee equally to cover any litigation costs each incurred and next shall be paid to The Regents or Licensee to cover any litigation costs it incurred in excess of the litigation costs of the other. In any suit initiated by Licensee, any recovery in excess of litigation costs will be shared between Licensee and The Regents as follows:

The Regents will receive * percent ( * %) of the recovery, except for any portion of the recovery or settlement attributable and paid as enhanced damages for willful infringement, for which The Regents will receive * percent ( * %) of the recovery.

In any suit initiated by The Regents in conformity with the provisions of this Article 8, any recovery in excess of litigation costs will belong to The Regents. The Regents and Licensee agree to be bound by all final and non-appealable determinations of patent infringement, validity and enforceability (but no other issue) resolved by any adjudicated judgment in a suit brought in compliance with this Article 8 (PATENT INFRINGEMENT).

8.5	Licensee’s rights under this Article 8 may be exercised by its Sublicensees to the extent provided in the applicable Sublicense Agreement.

8.6	Any agreement made by Licensee for purposes of settling litigation or other dispute shall comply with the requirements of Article 3 (SUBLICENSES) of this Agreement. No settlement, consent judgment or other voluntary disposition of any action described in this Article 8 shall (i) materially limit the scope, validity, or enforceability of patents included in the Regents’ Patent Rights or (ii) admit fault or wrongdoing on the part of The Regents or Licensee, without the prior written approval of the Regents and Licensee, which, such approval not to be unreasonably withheld.

8.7	Each party will cooperate with the other in litigation proceedings instituted hereunder but at the expense of the party who initiated the suit (unless such suit is being jointly prosecuted by the parties).

*Confidential material redacted and filed separately with the Commission.

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8.8	Any litigation proceedings will be controlled by the party bringing the suit, except that The Regents may be represented by counsel of its choice in any suit brought by Licensee.

9.     PROGRESS AND ROYALTY REPORTS

9.1	Beginning January 31, 2018, and thereafter until the First Commercial Sale of a Licensed Product, Licensee must submit to The Regents annual progress reports summarizing Licensee’s (and any Affiliates’, Joint Ventures’, and Sublicensees’) activities related to the development and testing of all Licensed Products and the obtaining of the governmental approvals necessary for marketing.

9.2	Each progress report must include all of the following for each semi-annual period:

9.2a	Summary of work completed.
9.2b	Key scientific discoveries.
9.2c	Summary of work in progress.
9.2d	Current schedule of anticipated events or milestones.
9.2e	An updated listing of any and all Sublicenses granted by Licensee or any Sublicensees.
9.2f	The names and addresses of all Sublicensees, and a current and valid phone number and e-mail address for a principal point of contact at each such Sublicensee who is responsible for administering the Sublicense.
9.2g	Number of company employees.

9.3	After the First Commercial Sale of each Licensed Product, Licensee must submit quarterly royalty reports to The Regents by February 28, May 31, August 31 and November 30 of each year (i.e., within sixty (60) days from the end of each calendar quarter). Licensee will state in its royalty report if it had no sales of any Licensed Product in the applicable quarter. Each royalty report must cover Licensee’s and all Sublicensees’ activities for most recently completed calendar quarter and shall include the completed Royalty Statement attached hereto as “APPENDIX B” and incorporated herein by this reference, showing:

9.3a	Number of each Licensed Product sold by Licensee and any Sublicensees and the corresponding commercial name of each such Licensed Product;
9.3b	Gross sales, Final Sales and Net Sales of each Licensed Product made by Licensee and any Sublicensees;
9.3c	Earned Royalties payable to The Regents;
9.3d	The method and currency exchange rates (if any) used to calculate the Earned Royalty based on Net Sales;
9.3e	A specification of all deductions and their dollar value that were taken to arrive at Net Sales;
9.3f	A list of all countries in which Licensed Products are being manufactured; and
9.3g	Date of First Commercial Sale (this need only be reported in the first royalty report following such First Commercial Sale).

9.4	The Regents shall have the right to terminate this Agreement in accordance with Article 12 (TERMINATION BY THE REGENTS) if Licensee does not provide progress reports and royalty reports in accordance with this Article 9.

9.5	Because of the provisions under 35 U.S.C. §41(h), Licensee must notify The Regents if Licensee or any of its Sublicensees ceases to be a small entity (as defined by the United States Patent and Trademark Office).

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10.      BOOKS AND RECORDS

10.1	Licensee must keep accurate books and records necessary to verify the accuracy of payments hereunder. Licensee must preserve such books and records for at least five (5) years from the date of the royalty payment to which they pertain. Such books and records will be open, not more than once per calendar year, to examination by representatives or agents of The Regents during regular office hours to verify the accuracy of payments hereunder, provided that such accountant first enters into a nondisclosure agreement at least as restrictive as Article 30 (CONFIDENTIALITY) of this Agreement with Licensee. The auditor will be prohibited, and shall not disclose any information to The Regents other than whether (i) the payments made hereunder were not accurate and (ii) if such payments were not accurate, the amount of the inaccuracy. Licensee will pay documented fees and expenses of such audit if an underpayment of more than * percent ( * %) of the total payments due The Regents within a given year under this Agreement is discovered (in each case pursuant to the final, non-appealable determination of a court of competent jurisdiction), otherwise The Regents will pay the fees and expenses of inspections. Payment owed by Licensee hereunder for underpayment of royalties will be due within thirty (30) days of the later of the termination of The Regent’s audit or court determination, and payment by Licensee for any examination costs incurred by The Regents will be due within thirty (30) days from the date of The Regents’ invoice. If the accountant discovers an overpayment of amounts due hereunder, Licensee may credit the amount of such overpayment against future royalty payments that may be due and payable to The Regents. All information accessed or received by an accountant in connection with this Paragraph 10.1 shall be deemed confidential information of Licensee in accordance with Article 30.

11.     LIFE OF THE AGREEMENT

11.1	Unless otherwise terminated by operation of law or by acts of the parties in accordance with the terms of this Agreement, the term of this Agreement (the “Term”) shall commence on the Effective Date recited on page one and remain in effect until there are no Valid Claims of Regents’ Patent Rights.

11.2	Upon termination of this Agreement, Licensee will have no further right to make, have made, use or sell any Licensed Product except as provided in Article 14 (DISPOSITION OF LICENSED PRODUCTS ON HAND UPON TERMINATION).

11.3	Any expiration or termination of this Agreement will not affect the rights and obligations set forth in the following Articles:

Article 1	DEFINITIONS;
Paragraph 3.6	Survival of Sublicenses;
Article 10	BOOKS AND RECORDS;
Article 14	DISPOSITION OF LICENSED PRODUCTS ON HAND UPON TERMINATION;
Article 16	USE OF NAMES AND TRADEMARKS;
Article 17	LIMITED WARRANTY;
Article 18	INDEMNIFICATION;
Article 19	LIMITATION OF LIABILITY;
Article 24	FAILURE TO PERFORM;
Article 25	GOVERNING LAWS; and
Article 30	CONFIDENTIALITY.

*Confidential material redacted and filed separately with the Commission.

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12.     TERMINATION BY THE REGENTS

12.1	If Licensee violates or fails to perform any material term of this Agreement, then The Regents may give written notice of the default (“Notice of Default”) to Licensee. If Licensee does not repair such default within sixty (60) days after receipt by Licensee of the Notice of Default (“Period to Cure”), then The Regents has the right to terminate this Agreement and the License by a second written notice (“Notice of Termination”) to Licensee. If The Regents sends a Notice of Termination to Licensee, then this Agreement automatically terminates on the effective date of this notice. Termination does not relieve Licensee of its obligation to pay any monies owed at the time of the Termination Effective Date, and does not impair any accrued right of The Regents.

13.     TERMINATION BY LICENSEE

13.1	Licensee has the right at any time to terminate this Agreement in whole or with respect to any portion of Regents’ Patent Rights by giving written notice to The Regents. This notice of termination will be subject to Article 20 (NOTICES) and will be effective thirty (30) days after the effective date of the notice (“Termination Effective Date”).

13.2	Any termination in accordance with Paragraph 13.1 does not relieve Licensee of any obligation or liability accrued prior to termination. Nor does termination rescind anything done by Licensee or any payments made to The Regents prior to the effective date of termination. Termination does not affect in any manner any rights of The Regents arising under this Agreement prior to termination.

14.     DISPOSITION OF LICENSED PRODUCTS
ON HAND UPON TERMINATION

14.1	Upon termination of this Agreement by Licensee, Licensee may continue to sell any previously made Licensed Products during the one hundred eighty (180) days following the Termination Effective Date.

14.2	Upon termination of this Agreement by The Regents for (i) failure to pay patent costs per the terms of this Agreement, or (ii) failure to provide progress or royalty reports in the form and at the times specified in this Agreement, Licensee may continue to sell all previously made Licensed Products during the one hundred eighty (180) days following the effective date of the Notice of Termination. Licensee will not have this right if this Agreement is terminated for any other causes.

14.3	Licensee must submit royalty reports on the sale of Licensed Products allowed under this Article 14 in accordance with Article 9 (PROGRESS AND ROYALTY REPORTS) and must pay royalties on such sales at the same rate and at the same time provided in this Agreement for royalties on sales of Licensed Products made during the term of this Agreement.

14.4	Except as set forth in this Article 14 (DISPOSITION OF LICENSED PRODUCTS ON HAND UPON TERMINATION), Licensee will not otherwise make, sell, offer for sale, or import Licensed Products after termination of this Agreement by Licensee or The Regents.

15.    PATENT MARKING

15.1	Licensee shall comply with all patent marking laws applicable to Licensed Products made, used or sold under the terms of this Agreement, or their containers. Licensee shall be responsible for all monetary and legal liabilities arising from or caused by failure to abide by applicable patent marking laws.

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16.     USE OF NAMES AND TRADEMARKS

16.1	Licensee will not use any name, trade name, trademark or other designation of The Regents’ or its employees (including contraction, abbreviation or simulation of any of the foregoing) in advertising, publicity or other promotional activity. Unless required by law, Licensee is expressly prohibited from using the name “The Regents of the University of California” or the name of any campus of the University of California in advertising, publicity, or other promotional activity, without written permission of The Regents.

17.    LIMITED WARRANTY

17.1	The Regents represents and warrants that it has the lawful right to grant the licenses granted hereunder to Licensee.

17.2	This license and the associated invention are provided WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED. THE REGENTS MAKES NO REPRESENTATION OR WARRANTY THAT ANY LICENSED PRODUCT WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHT.

17.3	Nothing in this Agreement will be construed as:

17.3a	A warranty or representation by The Regents as to the validity or scope of any Regents’ Patent Rights.

17.3b	A warranty or representation that anything made, used, sold or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents, copyrights, trademarks or any other forms of intellectual property rights or tangible property rights of third parties.

17.3c	Obligating The Regents to bring or prosecute actions or suits against third parties for patent, copyright or trademark infringement except as provided in Article 8 (PATENT INFRINGEMENT).

17.3d	Conferring by implication, estoppel or otherwise any license or rights under any patents of The Regents other than Regents’ Patent Rights as defined herein, regardless of whether such patents are dominant or subordinate to Regents’ Patent Rights.

17.3e	Obligating The Regents to furnish any know-how not provided in Regents’ Patent Rights.

18.    INDEMNIFICATION

18.1	To the maximum extent permitted by law, Licensee will, and will require its Sublicensees to, indemnify, hold harmless and defend The Regents, The Regents’ officers, employees, and agents, the sponsors of the research that led to the Invention, the inventors of the patents and patent applications in Regents’ Patent Rights and their respective employers (the “Indemnitees”)from and against any and all liability, claims, suits, losses, damages, costs, fees and expenses resulting from or arising out of exercise of this license or any Sublicense; provided, however, that Licensee and Sublicensees will have no obligations under this Paragraph 18.1 with respect to claims, demands or actions arising out of an Indemnitee’s gross negligence, intentional misconduct or breach of this Agreement. Indemnification includes but is not limited to products liability. If The Regents, in its sole discretion, believes that there will be a conflict of interest or it will not otherwise be adequately represented by counsel chosen by Licensee to defend The Regents in accordance with this Paragraph 18.1, then The Regents may retain counsel of its choice to represent it, and Licensee will pay all documented expenses for such representation. Licensee’s agreement to indemnify, defend, and hold harmless under this Section 18.1 is conditioned upon the Indemnitee (a) providing written notice to Licensee of any claim, demand or action arising out of the indemnified matter as soon as reasonably possible; (b) permitting Licensee (or Sublicensee, as the case may be) to assume control over the investigation of, preparation and defense against, and settlement or voluntary disposition of any such claim, demand or action; (c) assisting the Licensee (or Sublicensee, as the case may be), in the investigation, preparation, defense, and settlement or voluntary disposition of any such claim, demand or action; and (d) not compromising, settling, or entering into any voluntary disposition of any such claim, demand or action without the Licensee’s (or Sublicensee’s, as the case may be) prior written consent; provided, however, that, if the Indemnitee fails to promptly notify Licensee pursuant to the foregoing clause (a), Licensee (or Sublicensee, as the case may be) will only be relieved of its indemnification obligation to the extent materially prejudiced by such failure.

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18.2	Licensee, at its sole cost and expense, must insure its activities in connection with the work under this Agreement and obtain, keep in force and maintain Commercial Form General Liability Insurance (contractual liability included) with limits as follows:

18.2a	Each occurrence	$ * .
18.2b	Products/completed operations aggregate	$ * .
18.2c	Personal and advertising injury	$ * .
18.2d	General aggregate	$ * .

18.3	If the above insurance is written on a claims-made form, it shall continue for * ( * ) years following termination or expiration of this Agreement. The insurance shall have a retroactive date of placement prior to or coinciding with the Effective Date of this Agreement.

18.4	Licensee will obtain, keep in force and maintain Worker’s Compensation Insurance as legally required in the jurisdiction in which Licensee is doing business.

18.5	Licensee expressly understands, however, that the coverages and limits in Paragraph 18.2 do not in any way limit Licensee’s liability or indemnification obligations. Licensee’s insurance must:

18.5a	State that The Regents of the University of California is endorsed as an additional insured under the coverages listed in Paragraph 18.2.

18.5b	Include a provision that the coverages will be primary and will not participate with nor will be excess over any valid and collective insurance or program of self-insurance carried or maintained by The Regents.

Licensee shall provide thirty (30) days advance written notice to The Regents of any material change to the insurance required under this Agreement including but not limited to cancellation of any of its insurance coverages, nonpayment of premium, purchase of new or substitute coverages.

18.6	The Regents shall notify Licensee in writing of any claim or suit brought against The Regents in respect of which The Regents intends to invoke the provisions of this Article 18 (INDEMNIFICATION). To the extent that The Regents elect to permit Licensee authority to defend or settle such claim or suit, Licensee may not admit liability or wrongdoing on the part of The Regents without The Regents’ prior express written consent. Licensee shall keep The Regents informed on a current basis of its defense of any claims under this Article 18 (INDEMNIFICATION).

*Confidential material redacted and filed separately with the Commission.

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18.7	Licensee must furnish The Regents with (i) valid certificates of insurance evidencing compliance with all requirements of this Agreement and (ii) additional insured endorsements for Licensee’s applicable policies of insurance naming “The Regents of the University of California” as an additional insured. Per occurrence forms, including ISO Form CG or its equivalent, are acceptable additional insured endorsement forms. Naming The Regents as an additional insured on the certificates of insurance alone shall not be considered as compliance with The Regents’ insurance requirements. Licensee must furnish both such documents within thirty (30) days of the execution of the Agreement and once per year thereafter for the duration of this Agreement. The Regents has the right to terminate this Agreement in accordance with Article 12 (TERMINATION BY THE REGENTS) should Licensee fail to provide items (i) and (ii) by the dates set forth above.

19.  LIMITATION OF LIABILITY

19.1	SUBJECT TO PARAGRAPH 18.1, NEITHER PARTY WILL BE LIABLE FOR ANY LOST PROFITS, COSTS OF PROCURING SUBSTITUTE GOODS OR SERVICES, LOST BUSINESS, ENHANCED DAMAGES FOR INTELLECTUAL PROPERTY INFRINGEMENT OR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR OTHER SPECIAL DAMAGES SUFFERED BY THE OTHER PARTY ARISING OUT OF OR RELATED TO THIS AGREEMENT FOR ALL CAUSES OF ACTION OF ANY KIND (INCLUDING TORT, CONTRACT, NEGLIGENCE, STRICT LIABILITY AND BREACH OF WARRANTY) EVEN IF THE REGENTS HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE REGENTS WILL NOT BE LIABLE FOR ANY DIRECT DAMAGES SUFFERED BY LICENSEE, SUBLICENSEES, JOINT VENTURES, OR AFFILIATES ARISING OUT OF OR RELATED TO PATENT RIGHTS IN CONNECTION WITH THE ASSIGNMENT OR LICENSE OF SUCH PATENT RIGHTS BY THE REGENTS’ INVENTORS TO THIRD PARTIES.

20.    NOTICES

20.1	Any notice, progress report, royalty report or payment (except for Advanced Payments due under this Agreement) required to be given to either party must be sent to the respective address given below and is effective: (a) on the date of delivery if delivered in person, (b) five (5) days after mailing if mailed by first-class certified mail, postage paid, or (c) on the next business day if sent by overnight delivery. Either party may change its designated address by written notice.

For Licensee:	Mustang Bio, Inc.
c/o Fortress Biotech, Inc.
2 Gansevoort, 9th Floor
New York, NY 10014
Attention: Legal Department

For The Regents:	The Regents of the University of California
University of California, Los Angeles
Technology Development Group
10889 Wilshire Boulevard, Suite 920
Los Angeles, CA 90095-7191
Attention: Sr. Director of Licensing
Ref: UCLA Case Nos. * & *

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A copy of any such notice that relates to equity, or instruments convertible into equity, issued or sold pursuant to the Agreement has will also be sent via email to:  campus.investments@ucop.edu.

All Advanced Payments due under this Agreement shall be sent via wire transfer as follows. In order to ensure that funds are properly credited to your account, please reference invoice number or UC Control Number on all wire transfers.

Bank of America
100 West 33rd Street
New York, NY 10001
Attn: OTT Depository Account No. *
ABA Transit Routing Number: *
Beneficiary Name: Regents of the University of California
SWIFT Code: B of A *

20.2	Licensee shall furnish to The Regents the completed licensee contact information form attached hereto as “APPENDIX C” concurrent to execution of the Agreement and incorporated herein by this reference, showing:

20.2a	The Progress Reports Contact (i.e. the contact responsible for ensuring that such progress reports are submitted to The Regents);

20.2b	The Patent Prosecution Contact to whom patent prosecution correspondence should be sent to; and

20.2c	The Financial Contact (i.e. the contact responsible for ensuring that payments are made under this Agreement to The Regents).

21.    ASSIGNABILITY

21.1	Consent to Assign

This Agreement is binding upon and inures to the benefit of The Regents, its successors and permitted assignees. This Agreement is personal to Licensee and assignable by Licensee only with the prior written consent of The Regents; provided, however, that Licensee is permitted to assign this Agreement without the consent of The Regents if the assignment of this Agreement is to: (a) an Affiliate of Licensee; or (b) in conjunction with the transfer to a non-Affiliate third party of all or substantially all of the business or assets of Licensee to which this license relates.

Conditions of Assignment

No later than thirty (30) days following the effective date of any assignment of this Agreement all of the following terms and conditions shall be met and if they are not then this Agreement and any assignment thereof will be considered null and void with no further notice from The Regents.

(i)	Licensee shall inform The Regents in writing of the identity of the proposed acquirer or successor entity and shall provide updated contact information in writing to The Regents for such acquirer or successor entity by updating and submitting in writing to The Regents Appendix C of this Agreement;

*Confidential material redacted and filed separately with the Commission.

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(ii)	The proposed acquirer or successor entity shall agree in writing to be bound by all the terms and conditions of this Agreement as if such acquirer or successor entity were the original Licensee and a copy of such written agreement shall be provided to The Regents by Licensee or the proposed acquirer or successor entity; and

(iii)	The proposed acquirer or successor entity shall provide a written statement to The Regents that they assume responsibility for any and all liabilities that arise under this Agreement on and after the effective date of the assignment of this Agreement.

22.    LATE PAYMENTS

22.1	For each royalty payment or fee not received by The Regents when due, Licensee must pay to The Regents a simple interest charge of * percent ( * %) per annum to be calculated from the date payment was due until it was actually received by The Regents. For purposes of clarity, this Article 22 (LATE PAYMENTS) does not limit any rights of The Regents under this Agreement arising from the failure by Licensee to make such payments when due.

23.    WAIVER

23.1	The waiver of any breach of any term of this Agreement does not waive any other breach of that or any other term.

24.    FAILURE TO PERFORM

24.1	If either party takes legal action against the other because of a failure of performance due under this Agreement, then the prevailing party is entitled to reasonable attorney’s fees in addition to costs and necessary disbursements.

25.    GOVERNING LAW

25.1	THIS AGREEMENT IS TO BE INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, but the scope and validity of any patent or patent application will be governed by the applicable laws of the country of the patent or patent application.

26.    GOVERNMENT APPROVAL OR REGISTRATION

26.1	If this Agreement or any associated transaction is required by the law of any nation to be either approved or registered with any governmental agency, Licensee will assume all legal obligations to do so. Licensee will notify The Regents if it becomes aware that this Agreement is subject to a United States or foreign government reporting or approval requirement. Licensee will make all necessary filings and pay all costs including fees, penalties, and all other out-of-pocket costs associated with such reporting or approval process.

*Confidential material redacted and filed separately with the Commission.

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27.    COMPLIANCE WITH LAWS

27.1	Licensee will comply with all applicable laws and regulations in performing its obligations hereunder and in its use, manufacture, offer for sale, sale or import of Licensed Products or practice of Licensed Methods, including, but not limited to, obtaining and maintaining all necessary governmental approvals for the commercialization of Licensed Products and Licensed Methods. Licensee will observe all applicable United States and foreign laws with respect to the transfer of Licensed Products and related technical data and the provision of services using Licensed Methods to foreign countries, including and without limitation, the International Traffic in Arms Regulations (ITAR) and the Export Administration Regulations. Licensee will manufacture Licensed Products and practice the Licensed Methods in compliance with all applicable government importation laws and regulations of a country into which Licensed Products are imported.

28.     PREFERENCE FOR UNITED STATES INDUSTRY

28.1	Because this Agreement grants an exclusive right to a particular use of the Invention, Licensee must manufacture in the United States any products embodying this Invention or produced through the Invention's use to the extent required by 35 U.S.C. §§200-212.

29.     FORCE MAJEURE

29.1	Except for Licensee’s obligation to make any payments to The Regents hereunder, the parties shall not be responsible for any failure to perform due to the occurrence of any events beyond their reasonable control that render their performance impossible or onerous, including, but not limited to: accidents (environment, toxic spill, etc.); acts of God; biological or nuclear incidents; casualties; earthquakes; fires; floods; governmental acts; orders or restrictions; inability to obtain suitable and sufficient labor, transportation, fuel and materials; local, national or state emergency; power failure and power outages; acts of terrorism; strike; and war.

29.2	Either party to this Agreement, however, will have the right to terminate this Agreement upon thirty (30) days’ prior written notice if either party is unable to fulfill its obligations under this Agreement due to any of the causes specified in Paragraph 29.1 for a continuous period of * ( * ) year.

30.    CONFIDENTIALITY

30.1	If either party discloses confidential information to the other party, the disclosing party will designate this information as confidential by appropriate legend or instruction, and the receiving party will:

30.1a	Use the same degree of care to maintain the secrecy of the confidential information as it uses to maintain the secrecy of its own information of like kind.

30.1b	Use the confidential information only to accomplish the purposes of this Agreement or for audit or management purposes.

*Confidential material redacted and filed separately with the Commission.

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30.1c	Ensure that any employees, customers, distributors and other agents to whom the confidential information is disclosed are bound to it by similar obligations of confidence and to make such disclosure only as required to accomplish the purposes of this Agreement.

30.2	Neither party will have any confidentiality obligation with respect to the confidential information belonging to or disclosed by the other party that:

30.2a	the receiving party can demonstrate by written records was previously known to it;

30.2b	the receiving party lawfully obtained from sources under no obligation of confidentiality;

30.2c	is or becomes publicly available other than through an act or omission of the receiving party or any of its employees;

30.2d	the receiving party independently develops without the use of or reference to the confidential information as demonstrated by written records; or

30.2e	is required to be disclosed under the California Public Records Act, governmental audit requirement or other requirement of law.

30.3	The provisions of this Article 30 (CONFIDENTIALITY) will continue in effect for * ( * ) years after expiration or termination of this Agreement.

30.4	The Regents is free to release the terms and conditions of this Agreement to any and all of the following: (i) the Inventors, (ii) employees of The Regents, (iii) individual Regents, and (iv) the non-profit sponsors of the research that led to the Invention. If such release is made, then The Regents shall give notice of the confidential nature of such information.

30.5	If a third party inquires of The Regents as to whether a license to Regents’ Patent Rights is available, then The Regents may disclose the existence of this Agreement and the extent of the grant in Article 2 (GRANT) and Article 3 (SUBLICENSES) to such third party, but will not disclose the name of Licensee or any other negotiated terms or conditions of this Agreement to such third party, except where The Regents is required to release information under the California Public Records Act, a governmental audit requirement or other applicable law.

30.6	Licensee hereby grants permission for The Regents (including UCLA) to include Licensee’s name, Company Logo, and a link to Licensee’s website in annual reports and websites that showcase technology transfer-related stories as well as links to any publicly-available news stories about Licensee on such websites.

31.       MISCELLANEOUS

31.1	The headings of the several sections are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement.

31.2	This Agreement is not binding upon the parties until it has been signed below on behalf of each party, in which event it becomes effective as of the date recited on page one.

31.3	No amendment or modification of this Agreement will be valid or binding upon the parties unless made in writing and signed by each party.

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31.4	This Agreement and Appendix A (REGENTS’ PATENT RIGHTS) embodies the entire understanding of the parties and supersedes all previous communications, representations or understandings, either oral or written, between the parties relating to the subject matter hereof.

31.5	If any part of this Agreement is for any reason found to be unenforceable, all other parts nevertheless remain enforceable as long as a party’s rights under this Agreement are not materially affected. In lieu of the unenforceable provision, the parties will substitute or add as part of this Agreement a provision that will be as similar as possible in economic and business objectives as was intended by the unenforceable provision.

31.6	No provisions of this Agreement are intended or shall be construed to confer upon or give to any person or entity other than The Regents and the Licensee any rights, remedies or other benefits under, or by reason of, this Agreement.

31.7	In performing their respective duties under this Agreement, each of the parties will be operating as an independent contractor. Nothing contained herein will in any way constitute any association, partnership, or joint venture between the parties hereto, or be construed to evidence the intention of the parties to establish any such relationship. Neither party will have the power to bind the other party or incur obligations on the other party’s behalf without the other party’s prior written consent.

32.     COUNTERPARTS AND EXECUTION

32.1	This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Facsimile, Portable Document Format (PDF) or photocopied signatures of the Parties will have the same legal validity as original signatures.

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Both The Regents and Licensee have executed this Agreement in duplicate originals by their authorized officers on the dates written below:

MUSTANG BIO, INC.		THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

By		By
	Signature		Signature

Name:		Name:	Emily W. Loughran

Title:		Title:	Sr. Director of Licensing

Date:		Date:

THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

By
Signature

		Name:	Amir Naiberg

		Title:	Assoc. Vice Chancellor and President & CEO

Date:

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APPENDIX A

REGENTS’ PATENT RIGHTS

1)	UCLA CASE NO. *: “Engineered Anti-Prostate Stem Cell Antigen (PSCA) Antibodies for Cancer Targeting”

Provisional Patent Application No. 60/784,192 entitled, “Engineered Anti-Prostate Stem Cell Antigen (PSCA) Antibodies for Cancer Targeting”, filed March 20, 2006 (UCLA Case No. *) by Dr(s). Anna Wu and Robert E. Reiter, and assigned to The Regents.

EXPIRED. APPLICATION CLAIMING PRIORITY:

Patent Cooperation Treaty Application No. PCT/US2007/007020 entitled, “Engineered Anti-Prostate Stem Cell Antigen (PSCA) Antibodies for Cancer Targeting”, filed on March 20, 2007 (UCLA Case No. *) by Drs. Anna Wu and Robert E. Reiter, and assigned to The Regents.

EXPIRED. APPLICATIONS CLAIMING PRIORITY:

Canadian Patent Application No. 2646329 entitled, “Engineered Anti-Prostate Stem Cell Antigen (PSCA) Antibodies for Cancer Targeting”, filed on March 20, 2007 (UCLA Case No. *) by Drs. Anna Wu and Robert E. Reiter, and assigned to The Regents.

Japanese Patent Application No. 2012-276728 entitled, “Engineered Anti-Prostate Stem Cell Antigen (PSCA) Antibodies for Cancer Targeting”, filed on March 20, 2007 (UCLA Case No. *) by Drs. Anna Wu and Robert E. Reiter, and assigned to The Regents.

Patent No. 1996716 in the territories of Belgium, France, Germany, Ireland, Italy, Luxembourg, Spain, Switzerland, The Netherlands, and the United Kingdom, entitled, “Engineered Anti-Prostate Stem Cell Antigen (PSCA) Antibodies for Cancer Targeting”, issued on March 11, 2011 from European Patent Application No. 07753630.8 filed on March 20, 2007 (UCLA Case No. UCLA Case No. *) by Drs. Anna Wu and Robert E. Reiter, and assigned to The Regents.

United States Patent No. 8,940,871 entitled, “Engineered Anti-Prostate Stem Cell Antigen (PSCA) Antibodies for Cancer Targeting”, issued on January 27, 2015 from U.S. Patent Application No. 12/293,860 filed on March 20, 2007 (UCLA Case No. UCLA Case No. *) by Drs. Anna Wu and Robert E. Reiter, and assigned to The Regents.

2)	UCLA CASE NO. *: “High Affinity Anti-Prostate Stem Cell Antigen (PSCA) Antibodies for Cancer Targeting and Detection”

Provisional Patent Application No. 60/969,939 entitled, “High Affinity Anti-Prostate Stem Cell Antigen (PSCA) Antibodies for Cancer Targeting and Detection”, filed September 4, 2007 (UCLA Case No. *) by Drs. Anna Wu, Robert E. Reiter, Eric J. Lepin, James D. Marks, and Yu Zhou, and assigned to The Regents.

*Confidential material redacted and filed separately with the Commission.

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EXPIRED. APPLICATION CLAIMING PRIORITY:

Patent Cooperation Treaty Application No. PCT/US2008/075291 entitled, “High Affinity Anti-Prostate Stem Cell Antigen (PSCA) Antibodies for Cancer Targeting and Detection”, filed on March 20, 2007 (UCLA Case No. *) by Drs. Anna Wu, Robert E. Reiter, Eric J. Lepin, James D. Marks, and Yu Zhou, and assigned to The Regents.

EXPIRED. APPLICATIONS CLAIMING PRIORITY:

Canadian Patent Application No. 2698343 entitled, “High Affinity Anti-Prostate Stem Cell Antigen (PSCA) Antibodies for Cancer Targeting and Detection”, filed on September 4, 2008 (UCLA Case No. *) by Drs. Anna Wu, Robert E. Reiter, Eric J. Lepin, James D. Marks, and Yu Zhou, and assigned to The Regents.

European Patent Application No. 08799192.3 entitled, “High Affinity Anti-Prostate Stem Cell Antigen (PSCA) Antibodies for Cancer Targeting and Detection”, filed on September 4, 2008 (UCLA Case No. *) by Drs. Anna Wu, Robert E. Reiter, Eric J. Lepin, James D. Marks, and Yu Zhou, and assigned to The Regents.

Hong Kong Patent Application No. 10111944.2 entitled, “High Affinity Anti-Prostate Stem Cell Antigen (PSCA) Antibodies for Cancer Targeting and Detection”, filed on September 4, 2008 (UCLA Case No. *) by Drs. Anna Wu, Robert E. Reiter, Eric J. Lepin, James D. Marks, and Yu Zhou, and assigned to The Regents.

Japanese Patent Application No. 2010-524150 entitled, “High Affinity Anti-Prostate Stem Cell Antigen (PSCA) Antibodies for Cancer Targeting and Detection”, filed on September 4, 2008 (UCLA Case No. *) by Drs. Anna Wu, Robert E. Reiter, Eric J. Lepin, James D. Marks, and Yu Zhou, and assigned to The Regents.

Japanese Patent Application No. 2014-186846 entitled, “High Affinity Anti-Prostate Stem Cell Antigen (PSCA) Antibodies for Cancer Targeting and Detection”, filed on September 4, 2008 (UCLA Case No. *) by Drs. Anna Wu, Robert E. Reiter, Eric J. Lepin, James D. Marks, and Yu Zhou, and assigned to The Regents.

Japanese Patent Application No. TBD entitled, “High Affinity Anti-Prostate Stem Cell Antigen (PSCA) Antibodies for Cancer Targeting and Detection”, filed on a date to be determined (UCLA Case No. *) by Drs. Anna Wu, Robert E. Reiter, Eric J. Lepin, James D. Marks, and Yu Zhou, and assigned to The Regents.

United States Patent No. 8,940,298 entitled, “High Affinity Anti-Prostate Stem Cell Antigen (PSCA) Antibodies for Cancer Targeting and Detection”, issued on January 27, 2015 from U.S. Patent Application No. 12/676,348 filed on September 4, 2008 (UCLA Case No. *) by Drs. Anna Wu, Robert E. Reiter, Eric J. Lepin, James D. Marks, and Yu Zhou, and assigned to The Regents.

*Confidential material redacted and filed separately with the Commission.

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APPENDIX B

ROYALTY STATEMENT

UC Control No:  ___________________Product Name/Code(s) __________________

Licensee Name:  __________Mustang Bio, Inc.________

Licensee Phone No: (781) 652-4501

Licensee Fax No: N/A

Licensee Email Address: ap@fortressbiotech.com Quarter Covered: _______________

Product Name	Number of Units Sold	Unit Selling Price (US $)	Gross Sales (US $)	Final Sales (US $)	Net Sales (US $)	Royalty Rate (%)	Total Earned Royalties (US $)

Total Royalties Earned:_____________

Less Minimum Annual Royalty:_____________
(If Applicable)

Balance Due The REGENTS:_____________

Prepared By:________________________

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APPENDIX C

MUSTANG BIO, INC. CONTACT INFORMATION

Licensee Name	Mustang Bio, Inc.	UC Control No.
PATENT PROSECUTION CONTACT
LAST NAME	Villacorta	TELEPHONE	(202) 295-4199
FIRST NAME	Gilberto	FAX
TITLE	Partner	EMAIL	yvillacorta@foley.com
COMPANY NAME	Foley & Lardner LLP
ADDRESS	Washington Harbour
ADDRESS	3000 K Street, NW
CITY, STATE, ZIP	Washington, DC 20007
COUNTRY	USA
PROGRESS REPORTS CONTACT
LAST NAME	Gorelik	TELEPHONE	(781) 652-4532
FIRST NAME	Leonid	FAX
TITLE	Vice President	EMAIL	lgorelik@fortressbiotech.com
COMPANY NAME	Fortress Biotech, Inc.
ADDRESS	95 Sawyer Road, Suite 110
ADDRESS
CITY, STATE, ZIP	Waltham, MA 02453
COUNTRY	USA
FINANCIALS CONTACT
LAST NAME	Fogg	TELEPHONE	(781) 652-4501
FIRST NAME	Laura	FAX
TITLE	Accounts Payable Coordinator	EMAIL	ap@fortressbiotech.com
COMPANY NAME	Fortress Biotech, Inc.
ADDRESS	95 Sawyer Road, Suite 110
ADDRESS
CITY, STATE, ZIP	Waltham, MA 02453
COUNTRY	USA

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